UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2013

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held May 9, 2013. In connection with the meeting, proxies were solicited pursuant to the Securities and Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2013 Proxy Statement filed on April 4, 2013.

(1) The Directors of the Company were elected as follows:

		VOTES
				BROKER
	FOR	AGAINST	ABSTAINED	NON-VOTES
Lord James Blyth	28,944,723	309,144	231,420	1,177,829
Frederic F. Brace.	29,107,952	144,954	232,381	1,177,829
Linda Walker Bynoe	28,991,471	262,940	230,876	1,177,829
Robert J. Eck	29,081,607	172,784	230,896	1,177,829
Robert W. Grubbs	29,054,761	199,834	230,692	1,177,829
F. Philip Handy	28,952,352	301,531	231,404	1,177,829
Melvyn N. Klein	28,952,836	300,911	231,540	1,177,829
George Muñoz	29,108,239	145,324	231,724	1,177,829
Stuart M. Sloan	28,950,734	303,135	231,418	1,177,829
Matthew Zell	29,042,729	206,906	235,652	1,177,829
Samuel Zell	28,726,040	409,580	349,667	1,177,829

(2) An advisory proposal on the compensation of the Company’s named executive officers was approved by a vote of 28,946,857 shares “for” and 290,907 shares “against” with 247,523 shares abstaining. There were 1,177,829 broker non-votes.

(3) The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2013 by a vote of 30,227,317 shares “for” and 212,960 shares “against” with 222,839 shares abstaining.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

May 10, 2013	By:	/s/ Theodore A. Dosch

Name: Theodore A. Dosch
Title: Executive Vice President-Finance and Chief Financial Officer